Exhibit 23.1

OneStop Assurance PAC

Co. Registration No.: 201823302D

10 Anson Road #06-15

International Plaza

Singapore, 079903

Email: audit@onestop-audit.com

Website: www.onestop-audit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No. 1 to Form F-1, of our report dated June 27, 2025, relating to the consolidated financial statements of Juneng Technology Limited and its subsidiaries.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ OneStop Assurance PAC

Singapore

August 7, 2025